UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported) December 21, 1999


                         NOONEY REAL PROPERTY-FOUR, L.P.
             (Exact Name of Registrant as Specified in its Charter)


          MISSOURI                   0-11023                43-1250566
(State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)           File Number)          Identification No.)





                  1100 Main, Suite 2100, Kansas City, MO 64105
              (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (816) 421-4670


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5.       Other Events.

         On December 21, 1999, Maxus Capital Corp. (formerly known as Nooney Capital Corp.), the Registrant's general partner, filed an amendment to the Registrant's Certificate of Limited Partnership, changing (i) the name and address of the general partner to Maxus Capital Corp., 1100 Main, Suite 2100, Kansas City, MO 64104 and (ii) the Registrant's name to Maxus Real Property Investors--Four, L.P. Maxus Capital Corp. (formerly known as Nooney Capital Corp.) amended its articles of incorporation to change its name on November 19, 1999.

         The change of the name of the Registrant and the general partner from Nooney to Maxus was required in connection with a settlement agreement entered into by CGS Real Estate Company, Inc. ("CGS") and its affiliates with Bond Purchase, L.L.C. ("Bond Purchase") and certain affiliates, pursuant to which the parties agreed (i) to stipulate to the dismissal of certain lawsuits among the parties, (ii) to settle certain disputes between CGS and Bond Purchase and (iii) to transfer stock and/or partnership interests in various private and publicly-traded entities currently controlled by CGS.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Maxus Capital Corp., General Partner



Date:  January 19, 2000                By: /s/ Daniel W. Pishny
                                               Daniel W. Pishny
                                               President


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